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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Container Management Services, Inc.

    We consent to the use of our report on the financial statements of Container Management Services, Inc. as of and for the year ended December 31, 1996 included in this Registration Statement on Form S-4 for Russell-Stanley Holdings, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          /s/ Elliott, Davis & Company, L.L.P.
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                                          ELLIOTT, DAVIS & COMPANY, L.L.P.


Greenville, South Carolina
July 26, 1999